UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 9, 2012

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 10, 2012, HemaCare Corporation (the “Company”) entered into a Third Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank (the “Bank’), pursuant to which the parties amended that certain Credit Agreement, dated December 4, 2009, as previously amended to date (the “Credit Agreement”), by and among the Company, the Bank and Coral Blood Services, Inc. (“Coral”).

Pursuant to the Amendment, the parties agreed to extend the term of the Credit Agreement until December 1, 2012, and reduce the maximum amount of outstanding borrowings, including outstanding advances and letters of credit, under the Credit Agreement to 594,135.00, which is the amount outstanding under the Credit Agreement as of the date of the Amendment and is the amount of cash collateral the Company maintains in a segregated, blocked deposit account with the Bank, in which the Bank has been granted a security interest of first priority to secure all present and future indebtedness of the Company to the Bank.

In connection with the Amendment, the Company also entered into a new Revolving Line of Credit Note, dated December 1, 2011, in the principal amount of $594,135.00.

The foregoing summary of the Amendment is qualified in its entirety by the actual agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 8.01	Other Events

On November 5, 2007, the HemaCare Corporation’s wholly owned subsidiary, HemaCare BioScience, Inc. (“HemaBio”), ceased operations.  On December 4, 2007, HemaBio executed an Assignment for Benefit of Creditors, under Florida Statutes Section 727.101 et seq. (“Assignment”), assigning all of its assets to an assignee, who was responsible for taking possession of, protecting, preserving, and liquidating such assets and ultimately distributing the proceeds to creditors of HemaBio according to their priorities as established by Florida law.

The assignee has fulfilled his obligations under the Assignment, and on January 9, 2012, the Seventeenth Judicial Circuit Court in Broward County, Florida, issued an Order Granting Petition to Approve Final Report, Discharge Assignee, and Close Case, discharging the assignee from duties, liabilities and responsibilities pursuant to the Assignment and Section 727 of the Florida Statutes, and closing the Assignment.

As a result of the Order closing the Assignment, we expect to report in the fourth quarter of fiscal year 2011, a write-off of approximately $270,000 of assets held for sale and the discharge of approximately $2,190,000 of liabilities related to assets held for sale, and a before tax gain from discontinued operations of approximately $1,920,000.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 1, 2011, among Wells Fargo Bank, HemaCare Corporation and Coral Blood Services, Inc.

10.2	Revolving Line of Credit Note, dated December 1, 2011, made by HemaCare Corporation and Coral Blood Services, Inc. in favor of Wells Fargo Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMACARE CORPORATION

Date: January 13, 2012	By:	/s/ Lisa Bacerra
Lisa Bacerra,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 1, 2011, among Wells Fargo Bank, HemaCare Corporation and Coral Blood Services, Inc.

10.2	Revolving Line of Credit Note, dated December 1, 2011, made by HemaCare Corporation and Coral Blood Services, Inc. in favor of Wells Fargo Bank.

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